                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby  consent to the  incorporation  of our  report,  dated  April 1, 2005,

included in this Form 10-KSB in the previously filed  Registration  Statements of

Capco Energy,  Inc. and subsidiaries on Forms S-8 (File No. 333-112693,  effective

February 11, 2004, File No. 333-118173, effective August 12, 2004, and File No. 333-

122889, effective February 17, 2005).

/s/ Stonefield Josephson, Inc.

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Stonefield Josephson, Inc.

Irvine, California

April 1, 2005